                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                              LOG ON AMERICA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


--------------------------------------------------------------------------------
1)   Title of each class of securities to which transaction applies:



--------------------------------------------------------------------------------

2)   Aggregate number of securities to which transaction applies:



--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:



--------------------------------------------------------------------------------
5)   Total fee paid:



--------------------------------------------------------------------------------
     [_] Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

--------------------------------------------------------------------------------
          2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
          3)   Filing Party:

--------------------------------------------------------------------------------
          4)   Date Filed:

--------------------------------------------------------------------------------

SEC 1913 (3-99)

                              LOG ON AMERICA, INC.
                          ONE COOKSON PLACE, 6TH FLOOR
                         PROVIDENCE, RHODE ISLAND 02903

May 3, 2000

Dear Stockholder,

         We are pleased to invite you to attend the annual meeting of stockholders of Log On America, Inc., which will be held in the Rotunda Room at the Rhode Island Convention Center, One Sabin Street, Providence, Rhode Island at 10:30 a.m. local time on Tuesday, May 23, 2000.

         Enclosed you will find a 1999 annual report, a notice of annual meeting, a proxy statement and a proxy card to be used in connection with the meeting. The matters to be acted on at the meeting are described in the proxy statement. We hope that you will be able to attend the meeting. Whether or not you plan to attend, please take the time to vote by completing and mailing the enclosed voting form to us.

         The Board of Directors and the management of Log On America, Inc. look forward to seeing you at the meeting.

                                         Sincerely,


                                         David R. Paolo,
                                         Chairman of the Board of Directors,
                                         President and Chief Executive Officer

                              LOG ON AMERICA, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 23, 2000

To the Stockholders of Log On America, Inc.:

         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Log On America, Inc., a Delaware corporation, will be held on May 23, 2000, at 10:30 a.m. local time in the Rotunda Room at the Rhode Island Convention Center, One Sabin Street, Providence, Rhode Island for the following purposes:

         1. To elect seven directors to serve for the following year and until their successors are duly elected and qualified.

         2. To approve the issuance of common stock upon the conversion and exercise of Series A Convertible Preferred Stock and related warrants of Log On America, Inc. pursuant to the terms of a private placement with certain institutional investors.

         3. To ratify the appointment of Ernst & Young LLP as independent auditors of Log On America.

         4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the proxy statement accompanying this notice.

         This document is being first mailed to the stockholders of Log On America on or about May 3, 2000. Stockholders of record at the close of business on March 31, 2000 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only holders of record of Log On America common stock on that date are entitled to vote on matters coming before the meeting and any adjournment or postponement thereof. Approval of the issuance of shares of Series A Convertible Preferred Stock will require the affirmative vote of the holders of Log On America common stock representing a majority of the voting power present in person or by proxy at the annual meeting entitled to vote.

         Please advise Log On America's transfer agent, Continental Stock Transfer & Trust Company, Two Broadway, New York, New York 10004 of any change in your address.

         All stockholders of record are cordially invited to attend the meeting in person. To ensure your shares are represented at the meeting, you are urged to mark, sign, date and return the enclosed proxy as soon as possible in the postage paid envelope provided, whether or not you plan to attend the annual meeting in person. Any executed but unmarked proxy cards will be voted for the approval of the issuance of Series A Convertible Preferred Stock. You may revoke your proxy statement at any time before it has been voted at the annual meeting. Any stockholder attending the meeting may vote in person even if the stockholder previously returned a proxy.

                               By Order of the Board of Directors,

                                /s/ Raymond E. Paolo
                               -------------------------------------------------
                               Raymond E. Paolo,
                               Executive Vice President, Treasurer and Secretary

Providence, RI
May 3, 2000

                              LOG ON AMERICA, INC.
                          ONE COOKSON PLACE, 6TH FLOOR
                         PROVIDENCE, RHODE ISLAND 02903


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 23, 2000


                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the board of directors of Log On America, Inc., a Delaware corporation, for the 2000 annual meeting of stockholders to be held on May 23, 2000, at 10:30 a.m. local time in the Rotunda Room at the Rhode Island Convention Center, One Sabin Street, Providence, Rhode Island, or any continuation or adjournment thereof. At the meeting, the stockholders will be asked to vote on proposals, which are listed in the accompanying notice of annual meeting of stockholders and described in more detail below.

         This proxy statement and the enclosed proxy card are being mailed on or about May 3, 2000, to all stockholders' entitled to vote at the meeting. Log
On America's annual report for the fiscal year ended December 31, 1999, including financial statements, is being mailed to all stockholders' entitled to vote at the annual meeting. The annual report does not constitute a part of the proxy soliciting materials.

RECORD DATE; OUTSTANDING SHARES

         Only stockholders of record at the close of business on March 31, 2000 are entitled to receive notice of and to vote at the meeting. The outstanding voting securities of Log On America's stockholders of record consisted of 8,289,793 shares of common stock, $.01 par value, and the holders of these shares will be entitled to one vote per share. Log On America has no other voting securities.

REVOCABILITY OF PROXIES

         If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing, with the corporate secretary of Log On America at its principal offices, One Cookson Place, 6th Floor, Providence, Rhode Island 02903, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.

VOTING AND SOLICITATION

         Every stockholder of record is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. There are no cumulative voting rights. By submitting your proxy, you authorize Kenneth M. Cornell, David R. Paolo, and Raymond E. Paolo and each of them to represent you and vote your shares at the meeting in accordance with your instructions. Messrs. Cornell, D. Paolo and R. Paolo and each of them may also vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournment or postponement of the meeting.

         Log On America has borne the cost of preparing, assembling and mailing this proxy solicitation material. The total cost estimated to be spent and the total expenditures to date for, in furtherance of, or in connection with the solicitation of stockholders is $100,000. Log On America may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of Log On America's directors, officers and employees, without additional compensation, personally, by telephone or by facsimile.

ADJOURNED MEETING

         If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjournment meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

TABULATION OF VOTES

         The votes will be tabulated and certified by Log On America's transfer agent.

VOTING BY STREET NAME HOLDERS

         If you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes").

QUORUM; ABSTENTIONS; BROKER NON-VOTES

         The required quorum for the transaction of business at the annual meeting is a majority of the shares of common stock entitled to vote at the annual meeting, in person or by proxy. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares represented and voting the votes cast at the annual meeting with respect to such matter.

         While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, Log On America believes that abstentions should be counted for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business; and (ii) the total number of votes cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, Log On America intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

         Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Log On America intends to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Proposals of stockholders of Log On America that are intended to be presented by such stockholders at the 2001 annual meeting of stockholders must be received by Log On America no later than January 17, 2001 in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         A board of seven directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Log On America's nominees named below. In the event that any nominee of Log On America is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the current board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified.

INFORMATION ABOUT NOMINEES FOR DIRECTOR

         Log On America's board of directors is currently composed of eight directors. The board of directors recommends that stockholders vote FOR the seven nominees listed below. The names and certain information about the nominees for directors are set forth below:

                                               Director
Name of Nominee               Age      Position with Log On America              Since
---------------               ---      ----------------------------              -----

David R. Paolo(3)             32   Chairman,President, Chief Executive Officer   1998
                                     and Director

Raymond E. Paolo(2)           54   Executive Vice President, Treasurer,          1998
                                     Secretary and Director

Kenneth M. Cornell(1)(2)(3)   31   Chief Financial Officer and Director          1999

Charles F. Cleary             52   Chief Operating Officer and Director          2000

Robert Annunziata(4)          52   Director                                      2000

Shastri Divakaruni(1)         51   Director                                      1999

David M. Robert(1)(2)         38   Director                                      1999

(1) Member of the audit committee
(2) Member of the compensation committee
(3) Member of the mergers and acquisitions committee
(4) Member of the advisory board

Set forth below is certain information with respect to each of the nominees for director of Log On America:

NOMINEES

David R. Paolo

         David R. Paolo has served as Chairman, President and Chief Executive Officer since October 1998. Mr. Paolo was the founder and President of Log On America's predecessor company from 1992 until October 1998. In 1994, Mr. Paolo was appointed as Ambassador for the Greater Providence Chamber of Commerce. From 1996 to 1998, he was Chairman of the NYNEX Advisory Board.

Raymond E. Paolo

         Raymond E. Paolo has served as Executive Vice President, Treasurer and Secretary since January 1, 1999. He was Vice President of Administration from October 1998 to January 1, 1999. Prior to that, he was Chief Financial Officer of Log On America's predecessor company from 1992 until November 1998.

Kenneth M. Cornell

         Kenneth M. Cornell has served as Chief Financial Officer since November 1998. Prior to that, Mr. Cornell was President of Cornell & Associates, Inc., a company providing financial advisory services. From July 1996 to May 1997, he served as Controller of GTMI International, Inc. From 1991 to 1996, he worked for Ernst & Young LLP.

Charles F. Cleary

         Charles F. Cleary has served as Chief Operating Officer since January 2000. Mr. Cleary served as Area Vice President and General Manager of AT&T Growth Markets in the Greater Philadelphia Region from September 1998 to January 2000. He was Regional Vice President of the Teleport Communications Group, America's first CLEC, from November 1997 to September 1998. Mr. Cleary earlier held executive positions with other communications companies including Metromedia Communications Corporation and ITT Communications Services.

Robert Annunziata

         Robert Annunziata has been a director of Global Crossing Ltd. since March 1999. Mr. Annunziata was Chief Executive Officer of Global Crossing from February 1999 through March 2000. From September 1998 to February 1999, Mr. Annunziata was President of AT&T's business services group, responsible for the AT&T global network. Prior thereto, Mr. Annunziata was Chairman and Chief Executive Officer of the Teleport Communications Group, a competitive local exchange carrier, from 1983 to 1998.

Shastri Divakaruni

         Shastri Divakaruni is currently Director of Engineering for Cisco Systems, Inc. From March 1996 to his current position, Mr. Divakaruni has worked at Cisco Systems under various other job titles, including Director of Service Provider Marketing. From 1987 to March 1996, Mr. Divakaruni worked with Southern New England Telecommunications Corp. where he served as Senior Director of Product Development and Integrated Marketing.

David M. Robert

         David M. Robert is currently Northeast Regional Sales Vice President for Nortel Networks Corporation (formerly Northern Telecom, Inc.). Since 1985, Mr. Robert has worked for Nortel Networks Corporation in various management positions, including Major Account Sales Vice President, Regional Sales Director and Software Systems Engineer.

         On February 28, 1999, Paul Phillips and Deborah Stevenson resigned as directors of Log On America and Shastri Divakaruni and David M. Robert were elected as the directors of Log On America replacing them. On February 22, 2000, Donald J. Schattle II resigned as Director of Log On America and Charles F. Cleary was elected as director of Log On America replacing him. On April 14, 2000, Robert Annunziata was elected as a director of Log on America.

         Each director serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. Raymond E. Paolo is the father of David R. Paolo.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of March 31, 2000, the number and percentage of outstanding shares of common stock beneficially owned by each person who beneficially owns:

o        more than 5% of the outstanding shares of our common stock;

o each of our directors and the executive officers named in the summary compensation table below; and

o        all of our officers and directors as a group.

         Except as otherwise noted, the persons named in this table, based upon information provided by these persons, have sole voting and investment power with respect to all shares of common stock owned by them. Unless otherwise indicated, the address of each beneficial owner is c/o Log On America, Inc., One Cookson Place, 6th Floor, Providence, Rhode Island 02903.

                                       Amount and         Percent of
                                       Nature of           Shares of
                                       Beneficial         Common Stock
Beneficial Owner                      Ownership(1)       Outstanding(1)
----------------                      ------------       --------------

Robert Annunziata ..................           0               *
Charles F. Cleary ..................       1,250               *
Kenneth M. Cornell(2) ..............      45,000               *
Shastri Divakaruni .................       3,846               *
Stephen J. Gilbert .................     222,401              2.7%
David R. Paolo(3) ..................   2,434,600             29.4%
Raymond E. Paolo ...................     200,000              2.4%
David M. Robert ....................       8,000               *
All executive officers and
directors as a group(13 persons)        2,997,872             36.2%

 * Less than 1% of the outstanding shares of common stock.

(1) Based upon 8,289,793 shares of common stock issued and outstanding as of March 31, 2000. The information contained in this table reflects beneficial ownership, which means generally any person who, directly or indirectly, has or shares voting power or investment power with respect to a security. Shares of common stock not outstanding but deemed beneficially owned by virtue of the right of an individual or group to acquire such shares within 60 days after March 31, 2000 are treated as outstanding only when determining the amount and percentage of common stock owned by such individual or group. None of the option shares granted in 1999 to the executive officers and directors named above are exercisable under the terms of the 1999 amended stock option plan within 60 days after March 31, 2000.

(2) Represents warrants to purchase shares of common stock. Such warrants are currently exercisable. Mr. Cornell has no voting power with respect to these shares until the shares are purchased.

(3) Includes 400,000 shares of common stock owned by the Paolo Family Trust, of which Mr. Paolo is sole trustee.

                          BOARD MEETINGS AND COMMITTEES

         The board of directors of Log On America held a total of four meetings during the fiscal year ended December 31, 1999. In addition, the board of directors acted four times by unanimous consent during the fiscal year ended December 31, 1999. During the fiscal year ended December 31, 1999, each of the incumbent directors attended 100% of the aggregate number of all meetings of the board of directors and of the committees, if any, on which such director served.

         The board of directors created the audit committee on February 28, 1999. The audit committee is responsible for reviewing reports of financial results, audits, internal controls, and adherence to its Business Conduct Guidelines in compliance with federal procurement laws and regulations. The committee recommends to the board of directors the selection of Log On America's outside auditors and reviews their procedures for ensuring their independence with respect to the services performed for Log On America. The audit committee is composed of directors: Shastri Divakaruni, Kenneth M. Cornell and David M. Robert. In the opinion of the board, Messrs. Divakaruni and Robert are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. Mr. Cornell is not independent as determined by the board based on his status as an employee of Log On America. The board of directors has not adopted a written charter for the audit committee. The audit committee has reviewed and discussed the audited financials with management and the matters required to be discussed by SAS 61. The committee has also received the written disclosures and the letter from its independent accountants required by Independence Standards Board Standard No. 1, and has discussed with its independent accountant the independent accountant's independence. Based on a review of the foregoing, the audit committee recommended to the board of directors that the audited financial statements be included in Log On America's 1999 annual report on Form 10-KSB. The audit committee met in February 2000 to review results of the 1999 audit.

         The board of directors created the compensation committee on August 2, 1999. The compensation committee, currently consists of directors' Raymond E. Paolo (Chairman), Kenneth M. Cornell and David M. Robert. The compensation committee met once during the last fiscal year. The compensation committee is responsible for setting forth, and approving any and all compensation packages, including stock options under Log On America's stock option plan, for the executive officers as the compensation committee deems is desirable and necessary, while mindful of and guided by industry standards.

         The board of directors created the mergers and acquisitions committee on August 2, 1999. The merger and acquisition committee, currently consists of directors David R. Paolo (Chairman), Kenneth M. Cornell and Stephen J. Gilbert. The mergers and acquisitions committee met once during the last fiscal year. Mr. Gilbert was elected to the merger and acquisition committee on November 1, 1999 replacing Raymond E. Paolo who resigned from the committee. The merger and acquisition committee seeks targets of opportunity by way of merger and acquisition. The committee has authority to approve each individual transaction up to $1,500,000 under such terms and conditions as the committee deems desirable and necessary for the benefit of Log On America.

         The advisory board was established on April 18, 2000 as a committee of the board of directors. The advisory board currently consists of director Robert Annunziata who serves as its Chairman. The advisory board was established to pursue various strategic initiatives designed to accelerate Log On America's growth, including enhancing the coverage of analysts, introducing possible investors, and providing counsel on strategic investments or affiliations.

                               BOARD COMPENSATION

         Each non-employee director receives a $2,500 fee for each meeting of the board of directors attended in person by the director or a $1,000 fee for each meeting attended through a teleconference. Non-employee directors do not currently receive any additional fees for attending meetings of any committee of the board on which they serve. Non-employee directors are eligible to participate in and receive stock options under the stock option plan. Directors who are employees receive no fees for attending meetings of the board or any committee thereof. All directors are entitled to reimbursement of out-of-pocket expenses incurred in connection with attendance at meetings of the board and any committee on which they serve.

         During the fiscal year ended December 31, 1999, Shastri Divakaruni and David M. Robert, who are non-employee directors, were each granted options to purchase 5,000 shares of common stock at an exercise price of $12.25 per share.

         In April 2000 Robert Annunziata, a non-employee director, received completely vested options under Log On America's stock option plan to purchase 200,000 shares of Log On America's common stock at an exercise price of $7.59 per share. For each full year of service Mr. Annunziata provides after the first year of service, he will receive option grants, as the board of directors in its discretion determines, but the minimum per full year of service will be vested options to purchase 75,000 shares at an exercise price equal to 85% of the 10 day average closing bid price ending and including the date of such grant. These options will be exercisable for a period of ten years so long as Mr.

Annunziata remains affiliated with Log On America. In the event his affiliation with Log On America is terminated, the options will be exercisable for a period of 5 years after such termination.


                      REPORT OF THE COMPENSATION COMMITTEE

         This report outlines the framework used for making compensation decisions. Management's compensation philosophy and the criteria used for making compensation decisions in fiscal 1999 regarding the Chief Executive Officer and the other named executive officers is set below.

Framework for Compensation Decisions

         The board of directors has overall responsibility for compensation and benefit programs. The board created the compensation committee on August 2, 1999 to facilitate its fulfillment of this responsibility. The committee administers Log On America's salary program and recommends to the board of directors grants of stock options under the stock option plan. The committee specifically reviews and recommends for board approval all decisions relating to the compensation of the Chief Executive Officer and other named executive officers.

Philosophy of Management Compensation

         During 1999, Log On America changed its compensation philosophy and programs to more accurately reflect its competitive business environment and growth-oriented culture and to begin attracting additional management into the organization, both at the executive and middle management levels. As a result of Log On America's aggressive acquisition strategy, the committee noted that its existing compensation program was not competitive enough to attract top level personnel, even from smaller organizations. Log On America has an aggressive goal to significantly improve shareholder value creation by being an industry growth leader. The committee recognizes that the compensation program must enable Log On America to attract, retain, and motivate employees who are committed to creating shareholder value.

Criteria Used for Making Compensation Decisions in Fiscal 1999

         This section describes the criteria used by the board and the compensation committee regarding compensation decisions in fiscal 1999 affecting the Chief Executive Officer and other executive officers named in the summary compensation table below. Before the establishment of the compensation committee in 1999, salaries were based on individual employment agreements and any bonuses were reflective of an individual's performance during the year and that individual's current compensation compared to competitive market practices.

Base Salary

         In 1999, the committee, with the assistance of an outside consulting firm, reviewed and compared various executive compensation programs established by competitors in Log On America's industry to determine whether compensation levels for Log On America's executive officers were consistent with competitive practice for companies in the same line of business. All of the companies at the time of the review had either recently gone public or were anticipating an initial public offering in the next six months, therefore their compensation packages generally represented pre-initial public offering/funding compensation levels. The committee reviewed base salaries, bonuses and whether executive officers were granted stock options at these comparable companies. The committee believed that these levels should serve as a barometer of the compensation levels to which executive compensation should be compared. Based on these comparisons, the committee recommended and the board approved base salary increases for each of the executive officers named in the summary compensation table effective October 1, 1999.

Bonuses

         In 1999, bonuses were awarded to each of the executive officers named in the summary compensation table below based on the successful achievement of specific quantitative and qualitative measures including: growth in revenue run rates and customer accounts, and managing major change initiatives.

Stock Options

         In 1999, the committee recommended and the board approved grants of incentive stock options to each of the executive officers named in the summary compensation table below. With the exception of performance based acceleration of vesting for options granted to the Chief Executive Officer and Chief Financial Officer, the underlying shares subject to the grants shall become fully vested at the end of the two-year period beginning on the date the option was granted. None of the option grants may be exercised until one year after the date of grant.

Chief Executive Officer

         In evaluating the performance of the Chief Executive Officer, the committee noted that in fiscal 1999 all quantifiable objectives were met or exceeded in the critical areas of growth in revenue run rates and customer accounts. The committee further noted the accomplishment of changing the business as Log On America evolves from a regional Information/Internet service provider to a facilities-based telecommunications provider; favorably influencing the community's perception of Log On America as a New England leader in telecommunications; implementing a process-based organization; hiring new leaders with a common predilection for accelerated movement toward profitable growth; entry into a new business segment as a competitive local exchange carrier; and developing a structured approach to evaluating and acquiring new businesses. The committee also noted that in 1999 the Chief Executive Officer was instrumental in growing Log On America's market capitalization in the initial public offering of $75,000,000 to over $165,000,000 as of December 31, 1999.

         In May and August of 1999, the Chief Executive Officer was awarded discretionary performance based bonuses of $60,882 each. As stated above, effective October 1, 1999, Log On America implemented changes to its executive compensation program to be better aligned with the competitive practice of other companies in the same line of business. The committee recommended and the board approved an increase in the Chief Executive Officer's base salary to $250,000.

         Upon committee recommendation and board approval, an incentive stock option to purchase 200,000 shares was granted to the Chief Executive Officer in 1999, as part of his total compensation package. These options contained performance based features in that the corresponding option agreement called for the vesting of the option to accelerate as follows: (i) fifty percent (100,000 shares) to vest upon the consummation of a significant vendor financing (in excess of $10,000,000); and, (ii) fifty percent (100,000 shares) to vest upon the consummation of a significant equity financing (in excess of $10,000,000). The options vest over a two-year period if no performance-based features are achieved. Due to the fact that the Chief Executive Officer owns more than ten percent of the total combined voting power of Log On America's common stock, pursuant to terms of the stock option plan, the exercise price of such option was 110 % of the fair market value of the common stock on the date of grant and the term of the option or exercise period is five years from the date of grant. Subsequently, both of the above performance measures in regards to vendor and equity financing have recently been accomplished and, accordingly, the above stock options are now fully vested and may be exercised upon the one year anniversary of the date of grant.

         The committee believes that the new compensation practices and plans initiated in the first year as a public company bring Log On America's executives into line with current market conditions for pay and benefits in its industry and supports Log On America's mission and strategies going forward.

Compensation Committee
----------------------
Raymond E. Paolo
Kenneth M. Cornell
David M. Robert

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Prior to August 1999, Log On America did not have a compensation committee. On August 2, 1999, the board of directors established a compensation committee, which is responsible for decisions regarding salaries, stock option grants and other matters regarding executive officers and key employees of Log On America. During fiscal 1999, Raymond E. Paolo and Kenneth M. Cornell were both members of the compensation committee and officers of Log On America and both currently serve on the committee.

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return in Log On America's common stock to the total return for the S&P 500 Index and the Nasdaq Telecommunications Index. The total return values are based on share price appreciation and the reinvestment of dividends. No cash dividends have been declared on the common stock of Log On America.

         The performance graph assumes an investment of $100 in Log On America and the two indexes, respectively, at the market closing price on April 21, 1999. The performance graph is presented for the period from April 21, 1999 (the date before which Log On America's common stock first traded on the Nasdaq Stock Market) through December 31, 1999. The April 21, 1999 stock price used for Log On America's common stock is the initial public offering price of $10 a share. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                                  [LINE GRAPH]

 Company/Index Name               April 21, 1999  June 30, 1999  Sept. 30, 1999  Dec. 31, 1999
 ------------------               --------------  -------------  --------------  -------------
Log On America, Inc.                 100.00           162.50          172.50          202.50
Nasdaq Telecommunications Index      100.00            98.04           93.50          151.96
S& P 500 Index                       100.00           102.74           96.00          109.96

         The information contained in the Performance Graph above shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission ("SEC"), nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that Log On America specifically incorporates it by reference into such filing.

                             EXECUTIVE COMPENSATION

         The compensation paid to Log On America's executive officers is administered by the compensation committee of the board of directors and consists of base salaries, annual bonuses, contributions to Log On America-sponsored 401(k) retirement plan and miscellaneous benefits. The following table summarizes the total compensation for each of the last three fiscal years awarded to, earned by or paid to Log On America's named executive officers consisting of its Chief Executive Officer and the most highly compensated executive officers of Log On America (other than the Chief Executive Officer) who were serving as executive officers at the end of fiscal 1999. No other officer received compensation in excess of $100,000 for each of fiscal 1997 and 1998.

         For the years ended December 31, 1997 and 1998, David R. Paolo was compensated or received advances in the amount of $77,617 and $117,927, respectively. On May 15, 1998, David R. Paolo and Raymond E. Paolo executed promissory notes to us in the amount of $77,617 and $47,895, respectively. Pursuant to the terms of the notes, we agree to forgive twenty five percent of the principal amount of each note per year. The amount forgiven for David R. Paolo in 1999 was $19,404 and is included in the table below under "All Other Compensation" along with $25,427 Mr. Paolo earned in 1998, which includes: (a) $12,227 which represents the pro rated amount of the $77,617 note that we forgave as of December 31, 1998; (b) $7,800 for a car allowance; and (c) $5,400 for a club membership. The amount forgiven for Raymond E. Paolo in 1999 was $11,974 and is included in the table below under "All Other Compensation"


                           Summary Compensation Table

                                                                             -------------
                                                                              Long-Term
                                                                             Compensation
                                                                             -------------
                                             Annual Compensation                Awards
                                       ------------------------------------  -------------
                                                                 Other        Securities
                                                                 Annual       Underlining    All Other
                                        Salary    Bonus       Compensation     Options      Compensation
--------------------------------------------------------------------------------------------------------
Name and Principal Position     Year     ($)        ($)            ($)         (#)(1)            ($)
--------------------------------------------------------------------------------------------------------
David R. Paolo                  1999   161,731   121,765           --          200,000         19,404
    Chairman, President and     1998    90,000     2,500           --             --           25,427
    Chief Executive Officer     1997    77,617      --             --             --             --

Raymond E. Paolo                1999   103,808    80,589           --          100,000         11,974
    Executive Vice President,   1998      --        --             --             --             --
    Treasurer and Secretary     1997      --        --             --             --             --

Kenneth M. Cornell (2)          1999    84,077    30,000           --          350,000           --
    Chief Financial Officer     1998      --        --             --             --             --
                                1997      --        --             --             --             --

(1) Represents stock option shares granted under the stock option plan, none of which are currently exercisable.
(2)      Mr. Cornell became an employee of Log On America on April 1, 1999.

Stock Options

         On January 4, 1999, Log On America adopted, upon approval by a majority of Log On America's stockholders, the 1999 stock option plan to provide for grants of options to all employees and non-employee directors to purchase common stock of Log On America. The maximum exercise period for any option is ten years.

         Options granted under the stock option plan have been entirely incentive stock options. The option price per share for options granted under the stock option plan was determined at a minimum of 100% of the fair market value of the closing price for the common stock on the Nasdaq Stock Market as of the date the option was granted. Options granted under the stock option plan generally vest over two years from the date of grant (fifty percent a year) and are not exercisable until one year after the date of grant. No options granted under the stock option plan are presently exercisable.

                        Option Grants in Last Fiscal Year

         The following table provides information with respect to stock option grants made to each of Log On America's named executive officers during the fiscal year ended December 31, 1999.

                                              Individual Grants
                              ------------------------------------------------
                                          Percent of                           Potentially Realizable Value At
                            Number of        Total                                Assumed Annual Rates Of
                            Securities      Options                              Stock Price Appreciation For
                            Underlying    Granted to                                    Option Term (1)
                             Options       Employees    Exercise               -------------------------------
                             Granted       in Fiscal      Price     Expiration
       Name                   (#)(2)        Year(3)     ($/Sh)(4)      Date           5%($)       10%($)
--------------------------------------------------------------------------------------------------------------

David R. Paolo ........      200,000          15.65%     13.475      6/17/04         431,890   1,250,750
Raymond E. Paolo ......      100,000           7.83%     12.750      6/14/09         801,841   2,032,022
Kenneth M. Cornell ....      150,000          11.74%     12.750      6/14/09       1,202,761   3,048,032
                             200,000          15.65%     12.250      6/17/09       1,540,792   3,904,669

(1) The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated assuming that the fair market value of the common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(2) The options for 200,000 shares granted to David R. Paolo and Kenneth M. Cornell are both exercisable on June 17, 2000. The Raymond E. Paolo and Kenneth M. Cornell options for 100,000 and 150,000 shares, respectively, are both exercisable on June 14, 2000.

(3) Based on 1,277,700 option shares granted to all employees during the last fiscal year.

(4) All options have exercise prices equal to the fair market value of Log On America's common stock on the date of grant except the option granted to David R. Paolo, which was granted at 110% of the fair market value.

     Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

         The following table provides information as of December 31, 1999 with respect to options held by each of the executive officers that are named in the summary compensation table and the value of their unexercised options at fiscal year end 1999.

                                                Number of Securities
                                                     Underlying                 Value of Unexercised
                                                 Unexercised Options            In-the-Money Options
                       Shares                    at Fiscal Year End              at Fiscal Year End
                    Acquired on   Value                 (#)                             ($)(1)
                      Exercise   Realized  ---------------------------------------------------------------
    Name                (#)        ($)     Exercisable(2)    Unexercisable   Exercisable(2)  Unexercisable
    -----               ---        ----    --------------    -------------   --------------  -------------

David R. Paolo           0          0             0             200,000             0          1,355,000
Raymond E. Paolo         0          0             0             100,000             0            750,000
Kenneth M. Cornell       0          0             0             350,000             0          2,725,000


(1) Value is determined by subtracting the exercise price from the closing price of the common stock on the Nasdaq Stock Market on December 31, 1999 ($20.25 per share), multiplied by the number of shares underlying the options.

(2) "Exercisable" refers to those options which were vested and exercisable as of December 31, 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 1997, Log On America Inc., a Rhode Island corporation, sold all of its assets to System 4, Inc., a Delaware corporation and a wholly owned subsidiary of GTMI International, Inc., and agreed to change its name to Tekcom, Inc. In consideration of the sale, GTMI agreed to assume all of the Log On America Rhode Island corporation's outstanding liabilities and to pay the Log On America Rhode Island corporation's shareholders, on the third anniversary date of the purchase, 20% of the value of all of the Rhode Island corporation's business as of that date. After the transfer of assets and liabilities to System 4, System 4 changed its name to Log On America, Inc.

         Wan Secure, Inc. was organized in Delaware in January 1998 to purchase 100% of the successor to System 4's outstanding capital from GTMI. As a result, Log On America became a wholly owned subsidiary of Wan Secure. In consideration for the purchase, Wan Secure executed a promissory note in the amount of $100,000 to GTMI. David R. Paolo, Wan Secure's majority shareholder, personally guaranteed this promissory note. In September 1998, Wan Secure effected a merger with and into Log On America, whereby, Wan Secure was the survivor. Simultaneously with the merger, Wan Secure, a Delaware corporation, changed its name to Log On America, Inc.

         In and around February 1998, 100% of the shareholders of Tekcom, Inc., formerly the Rhode Island corporation, agreed to surrender and release their rights and claims to 20% of the value of the Delaware Log On America's business as of the third anniversary date of GTMI's purchase. As consideration for this surrender and release, Tekcom shareholders received an aggregate of 795,130 shares of the Delaware Log On America's common stock. In July 1998, GTMI accepted $25,000 in settlement of the $100,000 Wan Secure note.

         In May 1998, David R. Paolo, our Chairman, President and Chief Executive Officer, executed promissory notes to us in the amounts of $77,617.80 and $47,859.41, respectively. Under the terms of the notes, we agree to forgive twenty five percent of the principal amount for each note per year. The notes will be completely forgiven in 2002. The notes do not bear any interest.

TRANSACTIONS WITH MANAGEMENT

Employment Agreements

         On January 12, 1998, Log On America amended an employment agreement with David R. Paolo, dated January 3, 1997, to serve as President and Chief Executive Officer. The term of the agreement is for six years commencing on January 12, 1998. Mr. Paolo's base compensation of $91,500 to $124,500 was increased per year upon the consummation of a previous private offering, dated August 28, 1998. Under the terms of the agreement, Mr. Paolo will receive an annual increase in base compensation of ten percent for the term of the agreement. He received a further increase in his base compensation to $136,950 per year, effective January 1, 1999. After further review of comparable companies, the compensation committee elected on October 1, 1999 to increase Mr. Paolo's base compensation to $250,000. The agreement contains a provision for performance based bonuses, including stock options, car allowance, and club membership. The employment agreement contains a non-compete clause for a period of two years following the termination of Mr. Paolo's employment. A state court might not enforce or only partially enforce this non-compete provision. The employment agreement may be terminated upon 90 days written notice by either party. In addition, if we terminate the agreement without cause, Mr. Paolo may be entitled to receive the balance of any unpaid salary which would otherwise be payable to him during the remainder of the term of the agreement.

         On January 12, 1998, Log On America entered into an employment agreement with Raymond Paolo to serve as our Chief Financial Officer. On January 1, 1999, the agreement was amended to reflect his current position as Executive Vice President, Secretary and Treasurer. The term of the agreement is for six years. We increased Mr. Paolo's base compensation of $51,500 to $69,500 per year upon the consummation of a previous private offering, dated August 8, 1998. Under the terms and conditions of the agreement, Mr. Paolo will receive an annual increase in base compensation of ten percent for the term of the agreement. We further increased Mr. Paolo's base compensation to $76,450, effective January 1, 1999. After further review of comparable companies, the compensation committee elected on October 1, 1999 to increase Mr. Paolo's base compensation to $200,000. The agreement contains a provision for performance based bonuses, including non-qualified stock options and car allowance. The agreement contains a non-compete clause for a period of two years following the termination of Mr. Paolo's employment. A state court might not enforce or only partially enforce this non-compete provision. The employment agreement may be terminated upon 90 days written notice by either party. In addition, if we terminate the agreement without cause, Mr. Paolo may be entitled to receive the balance of any unpaid salary which would otherwise be payable to him during the remainder of the term of the agreement.

         On May 1, 1999, Log On America entered into an employment agreement with Kenneth Cornell to serve as Chief Financial Officer. The agreement is for six years. Under the terms and conditions of the agreement, Mr. Cornell will receive a base compensation of $90,000 and an increase annually of ten percent, plus such additional increases as may be approved from time to time by us. After further review of comparable companies, the compensation committee elected on October 1, 1999 to increase Mr. Cornell's base compensation to $200,000. The agreement contains a provision for performance based bonuses, including non-qualified stock options and car allowance. The agreement contains a non-compete clause for a period of one year following the termination of Mr. Cornell's employment. A state court might not enforce or only partially enforce this non-compete provision. The employment agreement may be terminated upon 90 days written notice by either party. In addition, if we terminate the agreement without cause, Mr. Cornell may be entitled to receive the balance of any unpaid salary which would otherwise be payable to him during the remainder of the term of the agreement.

         On August 4, 1999, Log On America entered into a three year employment agreement with Stephen J. Gilbert, the former President of CyberTours, Inc., for the position of Executive Vice President, reporting directly to Mr. Cornell, our Chief Financial Officer. The agreement provides for an annual base salary of $125,000, plus certain additional performance based compensation determined at the discretion of the compensation committee. In addition, Mr. Gilbert was granted 250,000 stock options that vest on certain performance base acquisition measurements. The agreement contains a non-compete clause for a period of two-years following the termination of Mr. Gilbert's employment. A state court might not enforce or only partially enforce this non-compete provision.

         On January 4, 2000, Log On America entered into a two-year employment agreement with Charles F. Cleary for the position of Chief Operating Officer reporting directly to David R. Paolo, our Chairman, President and Chief Executive Officer. The agreement provides for an annual base salary of $200,000, plus certain additional performance based compensation up to 60% of Mr. Cleary's base salary. In addition, Mr. Cleary was granted 125,000 stock options, of which 50,000 vest immediately, with the remaining balance vesting over two years. The agreement contains a non-compete clause for a period of one-year following the termination of Mr. Cleary's employment. A state court might not enforce or only partially enforce this non-compete provision. The employment agreement may be terminated upon 10 days written notice by either party. In addition, if we terminate the agreement without cause, Mr. Cleary may be entitled to receive a lump sum payment equal to one years annual base salary.

Other Transactions

         Log On America engages the services of the Schattle Group as an employee search firm. Donald J. Schattle, who is President and Chief Executive Officer of Schattle Group, is the principal owner of Schattle Group. Log On America also currently engages the services of Keyprint, Inc. as a printer for marketing and related materials. Donald J. Schattle is a one third owner of Keyprint. Donald J. Schattle is the father of Donald J. Schattle II who is an executive officer of Log On America. In fiscal 1999, total payments to Schattle Group and Keyprint were $45,700 and $20,577, respectively, or $66,277 in the aggregate.

         We believe that all of our transactions set forth above with persons affiliated with us were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires Log On America's officers and directors, and persons who own more than ten percent of a registered class of Log On America's equity securities, to file reports with the SEC reflecting their initial position of ownership on Form 3 and changes in ownership on Form 4 or Form 5.

         Based solely on a review of the copies of such forms received by Log On America, Log On America believes that, during the fiscal year ended December 31, 1999, its officers, directors and ten percent stockholders complied with all applicable Section 16(a) filing requirements on a timely basis, except that Messrs. Fornal and Head each filed one late Form 3 for one late transaction. Mr. Fornal, an executive officer of Log On America, failed to report on his Form 3, due on September 9, 1999, that he owned one thousand shares. Mr. Head, an executive officer of Log On America, failed to report his lack of ownership of equity securities on Form 3, due on November 26, 1999. The failure of the reporting persons to report on time was inadvertent, and subsequently, Form 3's were filed after the due dates for each reporting person to report the above information.


                                   PROPOSAL 2

                 APPROVAL OF ISSUANCE OF SHARES OF COMMON STOCK
                  PURSUANT TO THE TERMS OF A PRIVATE PLACEMENT

         On February 23, 2000, Log On America sold 15,000 shares of Series A Convertible Preferred Stock (the "Initial Preferred Shares") and issued 594,204 common stock purchase warrants (the "Initial Warrants") to four institutional investors (collectively, the "Investors"). At the closing, Log On America received gross proceeds of $15,000,000 from the issuance of the Initial Preferred Shares and the Initial Warrants. Pursuant to the terms of the private placement, if certain conditions are met, the Investors may purchase, and under certain circumstances may be required to purchase, and Log On America may issue, and under certain circumstances may be required to issue, an aggregate of 20,000 additional shares of Series A Convertible Preferred Stock and additional related common stock purchase warrants.

REASONS FOR PRIVATE PLACEMENT AND USE OF PROCEEDS

         Log On America entered into the financing to raise capital for operating activities. Pursuant to the terms of the credit facility (the "Credit Facility") with Nortel Networks Inc. ("Nortel") and such other lenders to be made a party thereto (together with Nortel, the "Lenders"), Log On America was required to raise at least $20,000,000 in equity capital contribution prior to the Lenders' commitment to advance to Log On America up to $30,000,000. This requirement was met by the sale of the Initial Preferred Shares and Initial Warrants and the sale of 256,410 shares of Log On America's common stock to Nortel for a purchase price of $5,000,000. Additionally, pursuant to the terms of the Credit Facility, Log On America is required to raise an additional $10,000,000 in equity capital contribution prior to the Lenders' commitment to advance an additional $15,000,000 under the Credit Facility. Log On America anticipates raising the additional $10,000,000 in equity capital contribution by the issuance of additional Series A Convertible Preferred Stock (the "Series A Stock"), its related warrants (the "Warrants") and other financing arrangements as opportunities arise.

         Log On America anticipates using the proceeds from the private financing to expand its high-speed, broadband network in the Northeast and to accelerate its sales and marketing efforts.

TERMS OF THE PREFERRED STOCK AND WARRANTS

Series A Convertible Preferred Stock And Warrants

         Each share of the Series A Stock is convertible into a number of shares of common stock equal to the quotient of (i) $1,000 plus (.08)(N/365)($1,000) where N is equal to the number of days from the issuance of such Series A Stock through and including the date of conversion divided by (ii) the applicable conversion price. The conversion price is equal to the lower of (i) 90% of the lowest closing bid price of the common stock during the three consecutive trading days ending on and including the date of the conversion (the "Floating Conversion Price") or (ii) (x) except for the Initial Preferred Stock, during the first 182 days after the issuance of the applicable Series A Stock, 150% of the average weighted average price (not to exceed $24.13) of the common stock for five consecutive days prior to the date of issuance of the Series A Stock, and in the case of the Initial Preferred Stock, during the first 182 days after the issuance of the Initial Preferred Stock, $24.62 and (y) anytime after the first 182 days after the issuance of the applicable Series A Stock, the lower of the amount in the immediately preceding clause (x) or 120% of the average closing bid prices of the common stock during the ten consecutive trading days immediately preceding the date which is 182 days after the issuance of the applicable Series A Stock (clause (x) and (y) collectively, the "Fixed Conversion Price"). Except in certain circumstances, the holders may not convert the Series A Stock for 182 days after the issuance date except at the then applicable Fixed Conversion Price. Pursuant to the terms of the Series A Stock and the Warrants, no holder of the Series A Stock or Warrants can convert Series A Stock or exercise Warrants to the extent such conversion or exercise would cause such holder's beneficial ownership of the Company's common stock (other than shares deemed beneficially owned through ownership of unconverted shares of the Series A Stock or unexercised Warrants) to exceed 4.99% of the outstanding shares of the Company's common stock.

         Log On America at its option may require the redemption of some or all of the Series A Stock within 182 days after the issuance of the applicable Series A Stock at a price per share equal to 110% of the sum equal to $1,000 plus (.08)(N/365)($1,000) where N equals the number of days from the issuance of such Series A Stock through and including the date of redemption. In order to exercise the above-described redemption election, Log On America must notify the holders at lease 10 days before the date of the redemption of its intent to redeem and there must be an effective registration statement registering the shares of common stock issuable upon the conversion of the Series A Stock and the exercise of the Warrants. Additionally, in the event of a qualified public offering of Log On America's common stock or the sale of Log On America's common stock pursuant to Rule 144A, as promulgated under the Securities Act of 1933, as amended, on or before August 21, 2000, Log On America at its option may require the redemption of some or all of the Series A Stock at a price per share equal to the greater of (i) 120 % of the sum of $1,000 plus (.08)(N/365)($1,000) where N is equal to the number of days from the issuance of such Series A Stock through and including the date of the redemption, (ii) the product of the then effective conversion rate multiplied by the closing bid price of the common stock immediately preceding the date of redemption, and (iii) the product of the then effective conversion rate multiplied by the price per share sold in the qualified public offering or the Rule 144A offering. The qualified public offering or Rule 144A offering must be at least at a price of $20.00 per share and must result in gross proceeds to Log On America in excess of $25,000,000.

         On the date which is 30 days after a registration statement registering the common stock underlying the Initial Preferred Shares has been declared effective by the SEC, Log On America may require the holders to convert 25% of all outstanding Initial Preferred Shares at the conversion rate then in effect. In order to exercise this election, the closing bid price of the common stock must be at least $20.51 for each of the 10 consecutive trading days immediately prior to the date of the conversion pursuant to this election. Additionally, on the date which is 90 days after a registration statement registering the common stock underlying the Initial Preferred Shares has been declared effective by the SEC, Log On America may require the holders to convert an additional 25% of all outstanding Initial Preferred shares at the conversion rate then in effect. In order to exercise this election, the closing bid price of the common stock must be at least $24.62 for each of the 10 consecutive trading days immediately prior to the date of the conversion pursuant to this election.

         The holders may redeem the Series A Stock on or prior to November 30, 2000 (i) if a registration statement for the common stock underlying the Series A Stock is not timely declared effective or its effectiveness lapses or (ii) if Log On America fails to obtain shareholder approval of this Proposal 2 by May 31, 2000. The holders also may redeem the Series A Stock on or prior to June 30, 2001 (i) if Log On America fails to deliver shares of common stock upon the conversion of the Series A Stock or (ii) if Log On America materially breaches any representation, warranty, covenant or other term of the agreements it entered into in connection with the private financing. The redemption price per share shall be the greater of (i) 125% of the sum equal to $1,000 plus (.08)(N/365)($1,000) where N is equal to the number of days from the issuance of such Series A Stock through and including the date of the redemption or (ii) the product of the applicable conversion rate multiplied by the closing bid price of the common stock for the trading day immediately preceding the day of the happening of the event that gives the holders the option to redeem.

         The holders also may redeem the Series A Stock upon a change of control of Log On America at a redemption price equal to the greater of (i) 125% of the sum equal to $1,000 plus (.08)(N/365)($1,000) where N is equal to the number of days from the issuance of such Series A Stock through and including the date of the redemption or (ii) the product of the applicable conversion rate multiplied by the average closing bid price of the common stock during the five trading days immediately preceding the date the holders give notice of their election to redeem upon such change of control.

         After November 30, 2000, if a registration statement for the common stock underlying the Series A Stock is not timely declared effective or its effectiveness lapses, the conversion rate will be permanently reduced. After June 30, 2001, (i) if Log On America fails to deliver shares of common stock upon the conversion of the Series A Stock or (ii) if Log On America materially breaches any representation, warranty, covenant or other term of the agreements it entered into in connection with the private financing, the conversion rate will be permanently reduced. Additionally, if the common stock is suspended from trading on the Nasdaq National Market or The New York Stock Exchange, the conversion rate will be permanently reduced. In each case, the Floating Conversion Rate will be reduced by 25%, and the Fixed Conversion Price will be reduced to the lesser of (i) the then effective Fixed Conversion Rate or (ii) the product of 0.68 multiplied by the lowest Floating Conversion Price during the period when the event or condition which gives rise to the reduction of the Fixed Conversion Price first occurs until the date such event or condition is cured.

         The Series A Stock bears no dividend. The Series A Stock has a liquidation preference per share in an amount equal to the sum of $1,000 plus (.08)(N/365)($1,000) where N is equal to the number of days from the issuance of such Series A Stock through and including the date of the liquidation event. The Series A Stock does not have any voting rights except as required by law, provided however, Log On America may not without obtaining approval of two-thirds of the Series A Stock (i) change the rights and priorities of the Series A Stock; (ii) change its certificate of incorporation or by-laws or enter into any agreement which adversely effects the rights and priorities of the Series A Stock, (iii) redeem any capital stock (other than the Series A Stock) or pay any dividend on its capital stock, or (iv) issue any capital stock which is senior or equal to rank in respect to distribution and payment upon liquidation, dissolution or winding up of Log On America.

         Three years after the issuance date, any outstanding shares of Series A Stock are required to be (i) converted into common stock at a conversion price of 95% of the average closing bid prices of the common stock for 15 consecutive trading days immediately preceding the third anniversary date of issuance or
(ii) redeemed at an amount equal to $1,000 plus (.08)(N/365)($1,000) per share, where N equals the number of days from the issuance of such Series A stock through and including the date of redemption at the option of Log On America.

ADDITIONAL PREFERRED SHARES AND WARRANTS

         In the event that the average closing bid prices of the common stock for 15 consecutive trading days ending on and including July 17, 2000 is at least $25.00 a share and does not fall below $23.00 from July 3, 2000 through July 17, 2000, then on July 17, 2000, the Investors will be required to purchase an aggregate of 10,000 additional shares of Series A Stock and related Warrants for common stock at a purchase price of $1,000 per share of Series A Stock. Until the date which is 90 days after a registration statement registering the common stock underlying the Initial Preferred Shares has been declared effective by the SEC, the Investors may purchase up to an aggregate of 10,000 additional shares of Series A Stock and related Warrants for common stock at a purchase price of $1,000 per share of Series A Stock and related Warrants, provided the purchase of 5,000 of the 10,000 additional shares of Series A Stock and related Warrants may be purchased only if the closing bid price for the common stock is at least $20.00 on each of the 5 consecutive trading days ending on and including the date the Investors elect to purchase such 5,000 shares of Series A Stock and related Warrants. In the event the Investors purchase additional shares of Series A Stock as discussed in this paragraph, the Investors will receive for each share of Series A Stock purchased Warrants to purchase shares of common stock equal to the quotient of (i) $650 divided by (ii) the average weighted average price (not to exceed $24.13) of the common stock for five consecutive trading days immediately prior to the date of issuance of such additional Series A Stock.

WARRANTS

         The Initial Warrants are exercisable for common stock at $17.23 per share. All other future Warrants to be issued upon the purchase of additional Series A Stock by the Investors will be exercisable for common stock at 105% of the average weighted average price (not to exceed $24.13) of the common stock for five consecutive trading days immediately prior to the date of issuance of such additional Warrants. The Initial Warrants are exercisable through February 23, 2005. Any additional Warrants will be exercisable for a period of 5 years after issuance.

         A holder of a Warrant may not exercise any portion of the Warrant if doing so will cause it or any of its affiliates to own more than 4.99% of the total outstanding common stock of Log On America.

REGISTRATION RIGHTS

         Pursuant to the terms of the private financing, a registration statement for the common stock underlying the Initial Preferred Shares and the Initial Warrants must be filed by April 25, 2000, and be declared effective by August 21, 2000. Registration statements for the common stock underlying any additional Series A Stock and related Warrants that are issued to the Investors must be filed within 40 days after the issuance of such additional Series A Stock and Warrants, and be declared effective within 100 days after the issuance date. Each registration statement must be for the resale of at least 200% of shares of common stock issuable upon the conversion of such Series A Stock and 100% of common stock issuable upon the exercise of such Warrant. In the event that Log On America fails to meet these deadlines regarding registration statements, Log On America may incur monetary penalties up to $500,000.

FURTHER INFORMATION

         Log On America is required to reserve for issuance upon the conversion of the Series A Stock and the exercise of the Warrants its common stock in an amount equal to 200% of common stock issuable upon the conversion of the Series A Stock and 100% of common stock issuable upon the conversion of the Warrants.

         All shares of common stock are junior in rank to the Series A Stock, and until all the shares of Series A Stock have been converted, Log On America may not redeem or declare a dividend on any of its other capital stock. Both the Series A Stock and their related Warrants contain antidilution protection which adjusts the conversion rate of the Series A Stock and the exercise price of the Warrants in the event Log On America is deemed to have issued common stock at a price less than the highest conversion rate then in effect (in the case of the Series A Stock) or the exercise price (in the case of the Warrants), subject to certain exceptions.

         Until August 23, 2000, Log On America may not engage in equity financing without the two-third consent of the Series A Stock, and until February 23, 2001, the Investors have the right of first refusal for any equity financing, subject to certain limitations.

         The terms of the Series A Stock and Warrants are complex and are only briefly summarized in this proxy statement. Stockholders wishing further information concerning the rights, preferences and terms of the Series A Stock and Warrants are referred to the full description thereof contained in Log On America's current reports on Form 8-K and exhibits thereto filed with the Securities Exchange Commission on February 28, 2000, (File No. 000-25761), which can be viewed in the public reading room maintained by the Commission at the Securities Exchange Commission, Public Reference Branch, Stop T-2, 450 Fifth Street, NW, Washington, DC, 20549-1004. Log On America's current reports on Form 8-K may also be viewed on the web site maintained by the Securities and Exchange Commission at http://www.sec.gov. The description of terms, preferences and rights of the holders of Log On America Series A Stock with respect to the outstanding Preferred Stock and of the Warrants contained herein is qualified in its entirety by reference to the complete description of these preferences, rights and terms sets forth in the current reports on Form 8-K of Log On America.

STOCKHOLDER APPROVAL

         Pursuant to the terms of the private placement, Log On America may not issue shares of common stock upon the conversion of the Series A Stock equal to or greater than 20% of the total outstanding common stock of Log On America unless shareholder approval of this Proposal 2 is first obtained. This provision of the private placement is to comply with Marketplace Rule 4310(c)(25)(G)(i)(d) of the Nasdaq National Market, which requires companies listed on the Nasdaq National Market to obtain shareholder approval prior to issuing common stock or securities convertible into common stock in a private financing at a price less than the greater of the book or market value.

         Since the conversion rate of the Series A Stock will vary based upon the date of conversion and the trading price of the common stock, the number of shares of common stock issuable upon conversion of all the Series A Stock now outstanding and/or to be issued and upon the exercise of the Warrants now outstanding and/or to be issued is not known and may exceed 20% of the outstanding common stock. Accordingly, pursuant to the terms of the private placement, Log On America has agreed to use its best efforts to seek shareholder approval of this Proposal 2 to allow the holders of the Series A Stock to convert the Series A Stock, if necessary, into 20% or more of the outstanding common stock.

CONSEQUENCES OF NON-APPROVAL

         In the event that the stockholders do not approve this Proposal 2, the holders of the Series A Stock may redeem the Series A Stock at a premium. Furthermore, the Credit Facility provides, among other things, that an election to redeem the Series A Stock by the holders of such shares due to the failure to obtain stockholder approval of this Proposal 2 constitutes a default under the Credit Facility. In the event of a default, the Lenders may declare all outstanding principal and interest due under the Credit Facility immediately due and payable and may terminate all commitments under the Credit Facility.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                             IN FAVOR OF PROPOSAL 2.


                                   PROPOSAL 3

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The board of directors has selected Ernst & Young LLP as Log On America's independent auditors to audit the financial statements for the fiscal year ending December 31, 2000. Ernst & Young LLP audited Log On America's financial statements for the fiscal year ended December 31, 1999 and has provided assistance and consultation since June 14, 1999. Prior to June 14, 1999, Tauber & Balser, P.C. were employed as certified public accountants. On June 14, 1999, Log On America dismissed its former independent accountants, Tauber & Balser, P.C., and engaged Ernst & Young LLP to audit its financial statements. The decision to change independent accountants was recommended and approved by the board of directors of Log On America.

         Tauber & Balser, P.C. served as independent accountants of our financial statements for the years ended, December 31, 1998 and 1997. The report of Tauber & Balser, P.C. on our financial statements for the years ended, December 31, 1998 and 1997 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the years ended December 31, 1998 and 1997, and during the fiscal year 1999 prior to the dismissal of Tauber & Balser, P.C., we had no disagreements with Tauber & Balser, P.C. on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Tauber & Balser, P.C. would have caused them to make reference thereto in their report on the consolidated financial statements for such years. In the event that a majority of the votes cast are against the ratification, the board of directors will reconsider its selection.

         It is anticipated that a representative of Ernst & Young LLP will be present at the annual meeting and will be available to respond to appropriate questions. It is not anticipated that such representative will make a prepared statement at the meeting; however, the representative shall have the opportunity to do so.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                             IN FAVOR OF PROPOSAL 3.


                                  OTHER MATTERS

         Management does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

         Log On America will furnish without charge to any stockholder entitled to vote at the annual meeting of stockholders to be held May 23, 2000 a copy of its annual report on form 10-KSB, including financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission for the fiscal year 1999 upon written request to David Pasquale, The Ruth Group, Rockefeller Center, 1230 Avenue of the Americas, 7th Floor, New York, New York 10020; Telephone number: (917) 639-4277; Email: dpasquale@theruthgroup.com.


                     By Order of the Board of Directors,


                        /s/ Raymond E. Paolo
                     ---------------------------------------
                     Raymond E. Paolo,
                     Executive Vice President, Treasurer and
                     Secretary

                                      PROXY

                      FOR ANNUAL MEETING OF STOCKHOLDERS OF
                              LOG ON AMERICA, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of LOG ON AMERICA, INC. hereby appoints Kenneth M. Cornell, David R. Paolo, and Raymond E. Paolo and each of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 annual meeting of stockholders of LOG ON AMERICA, INC., to be held on May 23, 2000 at 10:30 a.m. local time in the Rotunda Room at the Rhode Island Convention Center, One Sabin Street, Providence, Rhode Island and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side hereof.

      IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.


                                   SEE REVERSE
                                      SIDE

[X]Please mark votes
   as in this example.

  THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

1.   Election of Directors

          Nominees: Charles F. Cleary, Kenneth M. Cornell, Shastri Divakaruni,
                    Robert Annunziata, David R. Paolo, Raymond E. Paolo and David M. Robert

          FOR               WITHHELD FROM
          [ ]                 [ ]
          For all nominees except as noted here_________________________________

1. To approve the issuance of common stock upon the conversion and exercise of Series A Convertible Preferred Stock and related warrants of Log On America, Inc. pursuant to the terms of a private placement with certain institutional investors.
          FOR              AGAINST          ABSTAIN
          [ ]              [ ]              [ ]

3. To ratify the appointment of Ernst & Young LLP as independent auditors of Log On America.
          FOR              AGAINST          ABSTAIN
          [ ]              [ ]              [ ]

     MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW     [ ]

                                    Please date and sign here exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, give full title. If stock is in the name of: (1) a corporation, an authorized officer should sign; (2) a partnership, an authorized person should sign in the partnership name; (3) two or more persons, each should sign.


Signature: _______________ Date: ______ Signature: _______________ Date: ______